UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): February 25, 2013
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events.

Noranda Aluminum Holding Corporation (“Noranda”) announced today its intention to offer, subject to market and other conditions, approximately $225 million of senior unsecured notes of Noranda Aluminum Acquisition Corporation, its wholly-owned subsidiary (“AcquisitionCo”), guaranteed by Noranda and certain of its indirect subsidiaries (the “New Notes”).

Noranda also announced today its intention to obtain commitments for approximately $60 million of secured term loans to be structured as an incremental facility under the existing term loan credit agreement of AcquisitionCo (the “New Loans”).

The combined net proceeds from the New Notes and the New Loans will be used to redeem AcquisitionCo’s outstanding Senior Floating Rate Notes due 2015 and for general corporate purposes.

A copy of the press release announcing the intention to offer New Notes is attached hereto as Exhibit 99.1, and a copy of the press release announcing the intention to obtain commitments for the New Loans is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits
Exhibit
Number    Description
99.1    Press release, dated February 25, 2013
99.2    Press release, dated February 25, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	February 25, 2013
By:	/s/ Robert B. Mahoney
Robert B. Mahoney
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

99.1	Press release, dated February 25, 2013

99.2	Press release, dated February 25, 2013